Exhibit B

STOCK TRANSFER, ASSIGNMENT AND VOTING AGREEMENT

This STOCK TRANSFER, ASSIGNMENT AND VOTING AGREEMENT, dated December 30, 2020 (the “Effective Date”) (this “Agreement”), by and among Paul M. DiPerna, a stockholder, executive officer and chairman (the “Stockholder”), of Modular Medical, Inc., a Nevada corporation (the “Company”) and the four Persons (as defined in the Securities Act of 1933, as amended, the “Securities Act”), as set forth on Schedule A (each a “Transferee”). Schedule A sets forth the name, address, the number of Shares (as defined below) currently held by each Transferee and the number of Shares to be transferred by the Stockholder to each Transferee pursuant to this Agreement.

WHEREAS, the Stockholder owns directly in the aggregate 7,220,400 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company.

WHEREAS, the Stockholder desires to transfer and assign to the Transferees such 7,220,400 Shares directly owned by him in the respective amounts per Transferee set forth on Schedule A, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual obligations set forth in this Agreement, and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as of the Effective Date as follows:

1.      Transfer of Shares.

(a)            Transfer and Assignment. The Stockholder hereby conveys, transfers and assigns the number of Shares to each Transferee as set forth on Schedule A and each Transferee hereby accepts such conveyance, transfer and assignment of such Shares from the Stockholder, upon the terms and subject to conditions set forth in this Agreement.

(b)            Title to Shares. Title to the Shares being transferred to each Transferee shall vest with each Transferee, free and clear of any and all liens, claims, charges, pledges, encumbrances, rights, security interests and adverse claims, except as provided in this Agreement.

(c)            Documentation to Transfer Agent. The Stockholder shall deliver or cause to be delivered to Colonial Stock Transfer Company , Inc., the Company’s transfer agent (the “Transfer Agent”), an instruction letter and related documentation with respect to the cancellation of the certificates representing the Shares prior to the Effective Date and the issuance as of the Effective Date of new certificates in the name of each Transferee in the respective amounts set forth on Schedule A. In the event Shares are to be issued in book-entry form without certificates, the above instruction letter and related documentation shall reflect the same. The parties agree to execute and deliver any and all such other instruments, documents and agreements and take such other reasonable actions as requested by the Transfer Agent including, without limitation, if requested by the Transfer Agent, stock transfer powers, to effectuate the transfer and assignment of the Shares pursuant to this Agreement.

2.     Representations, Warranties, Covenants and Further Assurances.

(a)            Consideration. The Stockholder acknowledges and agrees that the consideration being provided to the Stockholder is good and valuable consideration and represents fair value for the Shares.

(b)            Representations of the Stockholder. The Stockholder is the lawful owner of the Shares. The Stockholder is the record owner of the Shares and holds legal and equitable title to the Shares, free and clear of any and all liens, claims, charges, pledges, encumbrances, security interests and adverse claims. The Stockholder has legal authority and power to enter into this Agreement and perform its obligations hereunder.

(c)            Representations of the Transferees. Each Transferee represents and warrants that the Shares being transferred to such Transferee pursuant hereto are being acquired solely for such Transferee’s own account without a view to public distribution or resale. Each Transferee has the right, power, capacity and authority to execute and deliver this Agreement and perform its obligations hereunder. Each Transferee is an accredited investor as defined in the Securities Act.

(d)            Further Assurances of the Parties. Each of the parties hereto shall execute and deliver any and all such other instruments, documents and agreements and take all such actions as the other party may reasonably request from time to time in order to effectuate the purposes and intent of this Agreement.

(e)            Actions. Each Transferee agrees to execute any consents or other agreements or instruments proposed by the Stockholder.

3.      Agreements, Etc. of Transferees.

(a)            Reorganization and Share Exchange Agreement. Each Transferee hereby acknowledges and agrees that, notwithstanding anything to the contrary provided herein or elsewhere, Section 4.15, Section 4.19 and Section 4.20 and the other provisions of the Reorganization and Share Exchange Agreement, dated as of July 24, 2017 (“RSEA”) among the Stockholder and the other parties named therein, shall remain in full force and effect in accordance with its terms with regard to the Stockholder including, without limitation, the Stockholder’s obligations to vote all Shares in accordance with Section 4.15 of the RSEA and each Transferee agrees that in the event it becomes entitled by law or otherwise to vote any such Shares, such Transferee is, and shall be, bound by the provisions of Section 4.15 of the RSEA with the same effect and for the same period as if such Transferee were the Target Controlling Shareholder (as defined therein) under the RSEA. In addition, each Transferee acknowledges and agrees that such Transferee is an assign of the Stockholder pursuant to Section 4.4 of the RSEA.

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(b)           Voting Rights. Each Transferee hereby acknowledges and agrees that the Stockholder expressly retains all voting rights with respect to the Shares transferred hereunder as well as to any Additional Securities (as defined below) received by each Transferee and Transferee shall have no right to vote any of such Shares or Additional Securities. Transferee hereby constitutes and appoints the Stockholder its true and lawful proxy and attorney-in-fact to vote all Shares and Additional Securities with respect to any and all matters upon which the stockholders of the Company are entitled to vote. No Transferee shall grant any proxy or other voting rights to any Person (other than as provided to the Stockholder pursuant hereto) and any attempt to do so shall be void ab initio. The proxy and power of attorney granted pursuant to this Section 3(c) shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall be a durable power of attorney which shall survive the disability or incompetence of the applicable Transferee.

(c)            Transfer Limitations. No Transferee shall directly and/or indirectly sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of their respective Shares or any Additional Securities without the prior written consent of the Stockholder, which written consent may be withheld by the Stockholder in its sole discretion and any attempt to sell, assign, transfer, pledge, hypothecate or otherwise transfer any such Shares or Additional Securities without the prior written consent of the Stockholder shall be void ab initio.

(d)            Securities Law Restrictions. In addition to the other restrictions contained herein, each Transferee agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective, or (ii) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

(e)            Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, TRANSFER OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS EFFECTING THE VOTING AND SALES OF SUCH SECURITIES AS SET FORTH IN A TRANSFER, ASSIGNMENT AND VOTING AGREEMENT WHICH IS AVAILABLE UPON REQUEST.”

(f)            Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of a special dividend payable in securities, a spin- off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities (“Additional Securities”) shall immediately be subject to Section 3(b) and Section 3(c). Appropriate adjustments to reflect the distribution of such Additional Securities shall be made to the number or class of Shares subject to this Agreement.

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(g)            Future Lock-Up. In the event that the Company effectuates one or more financings following the date hereof, and the underwriter or placement agent in any of such financings requires that each officer, director and 10% or greater beneficial shareholder sign a lock-up agreement, then provided that at any time of any such financings the Stockholder is an officer, director or beneficial owner of 10% or more of the issued and outstanding shares of Common Stock, which would include securities of the Company owned by the Stockholder and the 4 Transferees, the Stockholder and the 4 Transferees shall execute the same lock-up agreement as the other officers, directors and 10% shareholders of the company are required to sign.

4.     Miscellaneous.

(a)            Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

(b)            Transfer on Books of the Company. In addition to its obligations set forth in Section 1(c) hereof, the Stockholder shall cause the Company to reflect the transfer and assignment effected hereby on the Effective Date on its books and to take such other action necessary and appropriate to effectuate the transfer and assignment of the Shares pursuant to this Agreement.

(c)            Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d)            Amendment. This Agreement may be amended in writing at any time by the Stockholder in its sole discretion and any such amendment shall be binding on the other parties hereto.

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(e)           Assignment. The rights and obligations under this Agreement may not be assigned by any Transferee without the prior written consent of the Stockholder, which consent may be withheld by the Stockholder in its sole discretion.

(f)            Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: personally or sent by first class registered or certified mail, overnight courier service or email to the respective addresses set forth on Schedule A, and as provided by the Stockholder. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by email, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

(g)            Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(h)            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i)             Headings. The headings of the sections of this Agreement have been inserted for the convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(j)             No Tax Advice. Each party acknowledges, understands and agrees that (a) no other party is providing any tax, accounting or legal advice to it and that none of the other parties makes any representation regarding tax obligations or consequences related to or arising from this Agreement, and (b) such party assumes sole liability and responsibility for his or its federal, state and/or local tax obligations or consequences that may arise from or relate to this Agreement and that he or it will not seek any indemnification from or otherwise seek to impose any liability on any other party in regard thereto.

[SIGNATURE PAGE TO FOLLOW]

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[SIGNATURE PAGE TO STOCK TRANSFER, ASSIGNMENT AND VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

/s/	/s/ Paul M. DiPerna
Paul M. DiPerna

/s/	Kelsie Nicole DiPerna
Kelsie Nicole DiPerna

/s/	Alaria Michele DiPerna
Alaria Michele DiPerna

PAUL DiPERNA IRREVOCABLE TRUST

By:	/s/ Paul M. DiPerna
Name: Paul M. DiPerna
Title: Trustee

PAUL DiPERNA TRUST

By:	/s/ Paul M. DiPerna
Name: Paul M. DiPerna
Title: Trustee

[END OF SIGNATURE PAGE TO STOCK TRANSFER, ASSIGNMENT AND VOTING AGREEMENT]

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